EXHIBIT 5(B)

Writer’s Direct Dial: +39 02 7260 8210

E-Mail: mvolkovitsch@cgsh.com

December 15, 2008

AB Svensk Exportkredit

(Swedish Export Credit Corporation)

Västra Trädgårdsgatan 11B

S-10327 Stockholm

Sweden

Ladies and Gentlemen:

We have acted as U.S. counsel to Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation), a Swedish public limited liability company (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form F-3 of the Company, filed by the Company with the Commission on the date hereof (such registration statement, excluding Exhibit 25 and the documents incorporated by reference therein, as effective as of the date hereof, being hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement, the prospectus (the “Prospectus”) and the supplement to the prospectus (the “Prospectus Supplement”) contained therein and one or more additional supplements to the Prospectus, of the Company’s unsecured debt securities (the “Debt Securities”) in an unlimited aggregate principal amount, and the Company’s index warrants (the “Index Warrants”) in an unlimited aggregate number.  The Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture, dated as of August 15, 1991 (the “1991 Indenture”), as supplemented by a first supplemental indenture dated as of June 2, 2004 (“Indenture Supplement No. 1”), a second supplemental indenture dated as of January 30, 2006 (“Indenture Supplement No. 2”) and a third supplemental indenture dated as of October 23, 2008 (“Indenture Supplement No. 3” and, together with Indenture Supplement No. 1 and Indenture Supplement No. 2, the “Supplements”), each between the Company and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder (the “Trustee”).  The 1991 Indenture and the

Supplements are herein referred to together as the “Indenture.”  Each series of Index Warrants will be issued under a warrant agreement (each a “Warrant Agreement”) in the form included as Exhibit 4(e) to the Registration Statement (the “Form of Warrant Agreement”), to be entered into between the Company, as the issuer, and a bank or trust company, as the warrant agent.  The Registration Statement provides that the Company may also issue one or more series of units (“Units”) consisting of Debt Securities and Index Warrants.

In arriving at the opinions expressed below, we have examined and relied on the following documents:

(a)                                  the Registration Statement and the documents incorporated by reference therein;

(b)                                 the Prospectus and the documents incorporated by reference therein;

(c)                                  the Prospectus Supplement;

(c)                                  an executed copy of each of the 1991 Indenture, Indenture Supplement No. 1, Indenture Supplement No. 2 and Indenture Supplement No. 3; and

(d)                                 the Form of Warrant Agreement.

In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.  In rendering the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine and that all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined.

Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that:

1.             Assuming that the execution and delivery of the 1991 Indenture and each of the Supplements have been duly authorized by all necessary corporate action of the Company, and that the 1991 Indenture and each of the Supplements have been duly executed and delivered under the law of Sweden by the Company, and, assuming due authorization, execution and delivery of such documents by the Trustee, the Indenture constitutes a valid, binding and enforceable instrument of the Company.

2.             When the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture, and when such Debt Securities have been duly executed and delivered under the law of Sweden by the Company, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Debt Securities, such Debt

Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

3.             With respect to any series of Index Warrants, assuming the due authorization, execution and delivery of the applicable Warrant Agreement by the parties thereto, and assuming that such Warrant Agreement has been duly executed and delivered under the law of Sweden by the Company, then upon (i) the further due execution, countersignature and delivery of such Index Warrants under the law of Sweden and in accordance with such Warrant Agreement, and (ii) such Index Warrants being issued and sold in the manner contemplated by the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Index Warrants, such Index Warrants will constitute valid, binding and enforceable obligations of the Company.

4.             With respect to any series of Units, assuming (i) the due authorization by all necessary corporate action of the Company in accordance with the provisions of the Indenture of the issuance, execution and delivery by the Company of the applicable Debt Securities and such Debt Securities’ due execution and delivery by the Company under the law of Sweden and (ii) the due authorization, execution and delivery of the applicable Warrant Agreement by the parties thereto, and further assuming that such Warrant Agreement has been duly executed and delivered under the law of Sweden by the Company, then, upon the due execution, countersignature and delivery of such Units, when such Units have been issued and sold in the manner contemplated by the Registration Statement, the Prospectus and the supplement or supplements to the Prospectus relating to such Units, such Units will constitute valid, binding and enforceable obligations of the Company.

With respect to our opinion expressed in paragraph (2) above as it relates to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.  Additionally, with respect to our opinions expressed in paragraphs (2), (3) and (4), we have assumed that any Indexed Security (as such term is defined in the Indenture), Index Warrant or Unit will comply with the United States Commodity Exchange Act, as amended, and the rules, regulations and orders of the Commodity Futures Trading Commission promulgated thereunder or with any applicable exclusion or exemption therefrom, and with any applicable provisions of state law.

The opinions expressed above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Our opinions are also subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion other than as to the federal securities laws of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of the Debt Securities” in the Prospectus without admitting that we are “experts” under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Michael J. Volkovitsch
Michael J. Volkovitsch, a Partner